Exhibit 23.2

       Consent of Arthur Andersen LLP as an independent public accountants for North Bay Bancorp and The Vintage Bank.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

         As independent public accountants, we hereby consent to the use of our report dated February 23, 1999 related to financial statements of The Vintage Bank and to all references to our Firm in the Form SB-2 registration statement of North Bay Bancorp.

                                           /s/ Arthur Andersen LLP

San Francisco, California
December 21, 1999